UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

EMBARK TECHNOLOGY, INC.

(Name of Registrant as Specified In Its Charter)

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

On May 25, 2023, Applied Intuition, Inc. (“Applied”) posted the following links on its website to a press release announcing that it had entered into a definitive merger agreement with Embark Technology, Inc. (“Embark”), pursuant to which Applied will acquire Embark (the “Transaction”):

Applied Intuition to acquire Embark Technology • Read more →

Applied Intuition to acquire Embark Technology • Read more

On May 25, 2023, Applied made the following blog post with respect to the Transaction:

Applied Intuition to Acquire Embark Technology to Enhance Products for AV Development

Mountain View, Calif., May 25, 2023 -- Applied Intuition, Inc., a tooling and software provider for autonomous vehicle development, and Embark Technology, Inc. (NASDAQ: EMBK), an autonomous trucking software company, today announced that the companies have entered into a definitive merger agreement. Under the agreement, Applied will acquire Embark in an all-cash transaction with an equity value of approximately $71 million.

Founded in 2016, Embark has built a robust autonomous software stack that uses machine learning methodologies for perception while relying on a safety-redundant compute system. Embark also developed a custom-built hardware platform optimized for autonomy and has performed extensive real-world testing and system deployment, with over 1.5 million miles of autonomous operations conducted on highways.

Applied aims to integrate Embark’s internal tools, data, and software assets to further improve its offerings for customers in the trucking and automotive industries. Embark plans to retire its fleet of test vehicles as part of the transaction. Key Embark employees are expected to remain to support Applied and expand the company’s suite of product offerings.

“We are excited to acquire Embark,” said Qasar Younis, Co-Founder and CEO of Applied Intuition. “This acquisition should enable us to advance our products and solve more specific, complex challenges for our customers. We respect the work Embark has accomplished in the autonomous vehicle industry and look forward to leveraging their expertise to better serve our global customer base.”

“Today marks an exciting, new chapter for Embark,” said Alex Rodrigues, Co-Founder and CEO of Embark. “I would like to thank all past and present employees for their contributions over the past seven years. I appreciate everything they have done for the company, and I cannot wait to see where Applied takes the technology we have built.”

Under the terms of the agreement, which has been approved unanimously by the boards of directors of both companies, Embark shareholders will receive $2.88 per share in cash. The agreement comes after Embark’s March 3, 2023 announcement that it was engaging in a process to explore, review, and evaluate a range of potential strategic alternatives.

The transaction is expected to close in Q3 2023 and is subject to approval by Embark shareholders and other customary closing conditions. Upon completion of the transaction, Embark shares and warrants will cease trading on NASDAQ, and Embark will become a privately held company.

Advisors

Goodwin Procter LLP is serving as legal counsel to Applied Intuition. Evercore is serving as financial advisor and Wilson Sonsini Goodrich & Rosati, P.C. is serving as legal counsel to Embark and its Transaction Committee. Houlihan Lokey provided additional financial advisory services to Embark’s Transaction Committee.

About Applied Intuition

Applied Intuition’s mission is to accelerate the world’s adoption of safe and intelligent machines. The company’s software solutions make it faster, safer, and easier to bring autonomous systems to market. Autonomy programs across industries and 17 of the top 20 global automotive OEMs rely on Applied’s solutions to develop, test, and deploy autonomous systems at scale. Learn more at https://applied.co.

About Embark

Embark Technology, Inc. (NASDAQ: EMBK) is an autonomous vehicle company building the software powering autonomous trucks, focused on improving safety, efficiency, and sustainability. Headquartered in San Francisco, CA since its founding in 2016, Embark has partnered with some of the largest shippers and carriers in the United States.

Additional Information and Where to Find It

Embark Technology, Inc. (“Embark”), its directors and certain executive officers are participants in the solicitation of proxies from stockholders in connection with the pending acquisition of Embark by Applied Intuition, Inc. (the “Transaction”). Embark plans to file a proxy statement (the “Transaction Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies to approve the Transaction. Additional information regarding such participants, including their direct or indirect interests, by security holdings or otherwise, will be included in the Transaction Proxy Statement and other relevant documents to be filed with the SEC in connection with the Transaction. Information relating to the foregoing can also be found in Embark’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (the “2022 Annual Report”), which was filed with the SEC on March 28, 2023. To the extent that holdings of Embark’s securities have changed since the amounts set forth in the 2022 Annual Report, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.

Promptly after filing the definitive Transaction Proxy Statement with the SEC, Embark will mail the definitive Transaction Proxy Statement and a proxy card to each stockholder entitled to vote at the special meeting to consider the Transaction. STOCKHOLDERS ARE URGED TO READ THE TRANSACTION PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT EMBARK WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain, free of charge, the preliminary and definitive versions of the Transaction Proxy Statement, any amendments or supplements thereto, and any other relevant documents filed by Embark with the SEC in connection with the Transaction at the SEC’s website (https://www.sec.gov). Copies of Embark’s definitive Transaction Proxy Statement, any amendments or supplements thereto, and any other relevant documents filed by Embark with the SEC in connection with the Transaction will also be available, free of charge, at Embark’s investor relations website (https://investors.embarktrucks.com).

Forward-Looking Statements

This communication contains forward-looking statements that involve risks and uncertainties, including statements regarding the Transaction, including the expected timing of the closing of the Transaction; considerations taken into account by Embark’s Board of Directors in approving the Transaction; expectations for Embark following the closing of the Transaction; and expectations for Embark if the Transaction does not close. Such forward-looking statements are subject to inherent risks and uncertainties, including those associated with: (i) the possibility that the conditions to the closing of the Transaction are not satisfied, including the risk that required approvals from Embark’s stockholders for the Transaction are not obtained on a timely basis or at all; (ii) the occurrence of any event, change or other circumstances that could give rise to the right to terminate the Transaction, including in circumstances requiring Embark to pay a termination fee; (iii) uncertainties as to the timing of the consummation of the Transaction and the ability of each party to consummate the Transaction; (iv) the nature, cost and outcome of any legal proceeding that may be instituted against the parties and others relating to the Transaction; (v) the effect of the announcement or pendency of the Transaction on Embark’s assets, liabilities or financial condition; (vi) the amount of the costs, fees, expenses and charges related to the merger agreement or the Transaction; (vii) the risk that Embark’s stock price may fluctuate during the pendency of the Transaction and may decline significantly if the Transaction is not completed; and (viii) other risks and uncertainties detailed in the periodic reports that Embark files with the SEC, including the 2022 Annual Report and the Quarterly Report on Form 10-Q filed with the SEC on May 15, 2022, each of which may be obtained on the investor relations section of Embark’s website (https://investors.embarktrucks.com). If any of these risks or uncertainties materialize, or if any of Embark’s assumptions prove incorrect, Embark’s actual results could differ materially from the results expressed or implied by these forward-looking statements. All forward-looking statements in this communication are based on information available to Embark as of the date of this communication, and Embark does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Investor Relations Contact:

investorrelations@embarktrucks.com

Media Contact:

press@applied.co